EXHIBIT 8.1


                          Stroock & Stroock & Lavan LLP
                                 180 Maiden Lane
                          New York, New York 10038-4982





February 2, 2000


USA Group Secondary Market Services, Inc.
30 South Meridian Street
Indianapolis, Indiana 46204-3503


Ladies and Gentlemen:

We have acted as special counsel to USA Group Secondary Market Services, Inc. (the "Company") in connection with the issuance by the SMS Student Loan Trust 2000-A (the "Trust") of Floating Rate Asset Backed Senior Notes in the initial aggregate principal amount of $1,158,000,000 (the "Senior Notes") pursuant to the Indenture (the "Indenture") dated as of January 1, 2000 between the Trust and Bankers Trust Company as indenture trustee (the "Indenture Trustee"). The Trust will also issue pursuant to the Indenture Floating Rate Asset Backed Subordinate Notes in the aggregate principal amount of $42,000,000 (the "Subordinate Notes" and together with the Senior Notes, the "Notes"). Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Indenture.

As such counsel, we have examined copies of the Certificate of Incorporation and Bylaws of the Company, the Registration Statement relating to the Senior Notes on Form S-3 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended by Amendment No. 1 thereto, the Prospectus dated January 12, 2000 and the Prospectus Supplement dated January 12, 2000, relating to the Senior Notes, the Indenture and originals or copies of such other corporate minutes, records, agreements and other instruments of the Company, certificates of public officials and other documents and have made such examinations of law, as we have deemed necessary to form the basis for the opinions hereinafter expressed. In our examination of such materials, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such
opinions,   we  have  relied,  to  the


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USA Group Secondary Market Services, Inc.
February 2, 2000

extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of the Company and others. Our opinions are also based upon the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, Treasury regulations and other applicable authorities. The statutory provisions, regulations and interpretations upon which our opinion is based are subject to change, and any such change could apply retroactively. In addition, there can be no assurance that positions contrary to those stated herein may not be asserted by the Internal Revenue Service.

Attorneys involved in the preparation of this opinion are admitted to practice law in the State of New York and we do not express any opinion herein concerning any law other than the federal laws of the United States of America, and the laws of the State of New York.

Based upon and subject to the foregoing, we are of the opinion that the statements set forth in the Prospectus under the heading "Federal Income Tax Consequences" and in the Prospectus Supplement under the heading "Federal Income Tax and State Tax Consequences," to the extent they constitute matters of law or legal conclusions with respect thereto, constitute our opinion with respect to such matters.

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K filed with the Securities and Exchange Commission under the Securities Act of 1934, to the references to this firm in the Prospectus and the related Prospectus Supplement which forms a part of the Registration Statement and to the filing of this opinion as an exhibit to any application made by or on behalf of the Company or any dealer in connection with the registration of the Senior Notes under the securities or blue sky laws of any state or jurisdiction. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/ Stroock & Stroock & Lavan LLP
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STROOCK & STROOCK & LAVAN LLP